UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

DATE OF REPORT: August 13, 2004

AMERIGROUP CORPORATION

Delaware (State or Other Jurisdiction of Incorporation or Organization)	54-1739323 (I.R.S. Employer Identification No.)

4425 Corporation Lane
Virginia Beach, VA 23462
(757) 490-6900
www.amerigroupcorp.com

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On August 12, 2004, AMERIGROUP Corporation announced that Carlos A. Ferrer retired from AMERIGROUP’s Board of Directors effective at the close of business on August 12, 2004. Mr. Ferrer served as a director of the Company since 1996 and was chairperson of the Company’s Nominating and Corporate Governance Committee. Uwe E. Reinhardt, Ph.D. has been elected by the Board of Directors to replace Mr. Ferrer as chairperson of the Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

Date: August 13, 2004

By:	/s/ STANLEY F. BALDWIN

Name: Title:	Stanley F. Baldwin Executive Vice President, General Counsel and Secretary